UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 28, 2014

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 18, 2013, Jones Energy, Inc. (the “Company”) announced the consummation of the previously announced acquisition of certain oil and natural gas properties in the Anadarko Basin from Sabine Mid-Continent LLC (“Sabine”) pursuant to a Purchase and Sale Agreement, dated November 22, 2013, by and between Jones Energy Holdings, LLC, a subsidiary of the Company, and Sabine (the “Acquisition”).  On March 24, 2014, the Company announced the launch of an offering of $300 million in aggregate principal amount of senior unsecured notes due 2022 in a private placement to eligible purchasers (the “Notes Offering”).  Simultaneously with the announcement of the Notes Offering, the Company filed with the United States Securities and Exchange Commission on Form 8-K pro forma financial statements, which gave effect to the Acquisition and the Notes Offering (the “Original Filing”).

This Form 8-K/A amends the Original Filing, and revises the pro forma financial statements included in the Original Filing to reflect the upsizing of the Notes Offering from $300 million to $500 million in aggregate principal amount.

Item 7.01.         Regulation FD Disclosure.

The information set forth in Item 9.01 below is incorporated by reference in its entirety.

Item 9.01.         Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial information of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

•      Introduction

•      Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013

•      Notes to unaudited pro forma condensed consolidated financial statements

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the Acquisition and the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: March 28, 2014	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the Acquisition and the Notes Offering.